                                                                  Exhibit 99
[ZOLTEK logo]


FOR IMMEDIATE RELEASE                            NASDAQ NMS SYMBOL:  "ZOLT"
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                    ZOLTEK REPORTS FIRST QUARTER RESULTS
                    ------------------------------------


         ST. LOUIS, MISSOURI -- FEBRUARY 9, 2005 -- Zoltek Companies, Inc. today reported significantly increased revenues and improved results from continuing operations for the quarter ended December 31, 2004.

         For the quarter, Zoltek reported net sales from continuing operations of $13.5 million, up 65% or $5.4 million, from $8.2 million in the first quarter of fiscal 2004. Sales of the carbon fiber business unit increased 170%, or $7.1 million, from $2.6 million in the first quarter of fiscal 2004.

         For the quarter, Zoltek reported an operating loss from continuing operations of $1.5 million, compared to the loss of $2.6 million in the first quarter of fiscal 2004, even as operating expenses were negatively impacted by the costs of starting up the carbon fiber production lines at the Abilene, Texas facility and expanding precursor capacity at the Hungary facility. Zoltek reported a net loss for the quarter of $3.4 million, compared to a net loss of $3.7 million in the prior fiscal year's first quarter. The current quarter loss reflected a $400,000 loss from discontinued operations and a non-cash expense of $900,000 from the amortization of warrants and beneficial conversion feature of debt issued in refinancing transactions, whereas the corresponding charge in the first quarter of fiscal 2004 was $63,000.

         "Based on our backlog of orders from customers in wind energy and other fields, we expect carbon fiber sales to continue to increase throughout 2005 and into 2006 as we bring on the capacity increases," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "Our challenge now is to increase production to meet demand and to return the company to profitable operations by year end. Given the growth in the order book, we now have significant opportunities to achieve economies of scale and to make further gains in efficiency and throughput."

         Zoltek announced today the completion of a $20 million financing package, the proceeds of which will be used to fund capital expenditures for the previously announced carbon fiber and precursor expansion projects and working capital to support anticipated growth. In addition, $6 million of the proceeds will be used to repay high-cost mortgage debt. The holders of previously issued convertible debt are converting approximately $10 million principal amount of debt into

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[ZOLTEK logo]

Zoltek Reports First Quarter Results
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February 9, 2005

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shares of Zoltek common stock. The result of the financing transaction will be to significantly improve the Company's liquidity, without significantly increasing the interest expense.

         Zoltek Companies, Inc. will host a conference call to review first quarter 2005 results and answer questions on Wednesday, February 16, 2005, at 10:00 am CT. The conference dial-in number is (913) 981-5539. The confirmation code is 7674130. Individuals who wish to participate should dial in five minutes prior to the scheduled start time.

                  Zoltek's annual meeting, open to all interested parties, will be held at the Sheraton Westport Chalet on February 22, 2005 at 10:00 am CT. The 2004 annual report -- providing an in-depth update on Zoltek's prospects and progress -- is also available upon request.

                      FOR FURTHER INFORMATION CONTACT:


                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110


This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber and Technical Fiber Business Units are primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit, which the Company is pursuing plans to exit, markets industrial materials.


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[ZOLTEK logo]

Zoltek Reports First Quarter Results
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February 9, 2005

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
                                       ZOLTEK COMPANIES, INC.

                                      SUMMARY FINANCIAL RESULTS
                            (Amounts In Thousands Except Per Share Data)

                                                                                  (Unaudited)
                                                                               Three Months Ended
                                                                                   December 31
                                                                              2004            2003
                                                                           -------------------------
Net sales..............................................................    $ 13,518         $  8,152
Cost of sales, excluding available unused capacity costs...............      12,396            7,003
Available unused capacity costs........................................         525            1,431
Application and development costs......................................         828              747
Operating loss from continuing operations..............................      (1,642)          (2,627)
Interest, amortization of financing cost and other expense.............      (2,011)            (657)
Income tax expense.....................................................         115               78
Net loss from continuing operations, net of taxes......................      (3,012)          (3,199)
Net loss from discontinued operations, net of taxes....................        (373)            (446)
Net loss...............................................................      (3,500)          (3,723)

Net loss per share:
      Basic and diluted loss per share:
           Continuing operations.......................................    $  (0.19)        $ (0.20)
           Discontinued operations.....................................       (0.02)          (0.03)
                                                                           --------         -------
                 Total net loss........................................    $  (0.21)        $ (0.23)
                                                                           ========         =======

Weighted average common shares outstanding.............................      16,446           16,310




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